Filed Pursuant to Rule 424(b)(5)

Registration No. 333-258301

Prospectus Supplement

(To Prospectus dated August 6, 2021)

5,454,548 Shares of Common Stock

We are offering 5,454,548 shares of our common stock, par value $0.001 per share, at a price of $1.10 per share, to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus.

In a concurrent private placement, we are also issuing warrants to purchase a total of 5,454,548 shares of common stock, representing 100% of the shares of common stock purchased in this offering (the “Warrants”). Each Warrant will be exercisable on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the Warrants at an exercise price of $1.10 per share and will have a term of five years from the date of stockholder approval. The Warrants and the shares of common stock issuable upon the exercise of the Warrants (the “Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, nor are such Warrants and Warrant Shares being offered pursuant to this prospectus supplement and base prospectus. The Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Warrants are not and will not be listed for trading on any national securities exchange. Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

Our common stock trades on the Nasdaq Global Market (“Nasdaq”) under the symbol “BIOR.” On March 28, 2024, the last reported sale price for our common stock on Nasdaq was $1.10 per share.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of our securities. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. There is no arrangement for funds to be received in escrow, trust or similar arrangement with respect to the shares offered hereby. There is no minimum offering requirement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus, as well as the section captioned “Risk Factors” in our most recently filed quarterly report on Form 10-Q and any subsequent periodic report we file with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus supplement.

	Per Share	Total
Offering price	$1.10	$6,000,002.80
Placement agent fees(1)	$0.07	$360,000.17
Proceeds to us, before expenses(2)	$1.03	$5,640,002.63

(1)	We have agreed to reimburse the placement agent for certain expenses. See “Plan of Distribution” for a description of compensation payable to the placement agent.
(2)

The amount of the offering proceeds to us presented in this table does not include proceeds from the sale of the Warrants in the concurrent private placement or exercise of the Warrants in cash, if any.

Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about April 3, 2024.

H.C. Wainwright & Co.

The date of this prospectus supplement is March 31, 2024

Prospectus Supplement

Prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus together.

We have not authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail later in this prospectus supplement and the accompanying prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before buying our securities. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the information in our filings with the Securities and Exchange Commission (“SEC”), incorporated by reference herein, before deciding to invest in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus and those identified in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. In this prospectus supplement, unless the context otherwise requires, references to “the Company,” “we,” “us,” “our,” or “Biora” refer to Biora Therapeutics, Inc. and its consolidated subsidiaries.

Overview

We are a clinical-stage biotechnology company developing oral biotherapeutics that could enable new treatment approaches in the delivery of therapeutics. Our pipeline includes two therapeutic delivery platforms:

•

NaviCapTM Targeted Oral Delivery Platform: Delivery of therapeutics to the site of disease in the gastrointestinal (“GI”) tract designed to improve outcomes for patients with inflammatory bowel disease; and

•	BioJetTM Systemic Oral Delivery Platform: Designed to replace injection with needle-free, oral delivery of large molecules for better management of chronic diseases.

Our mission is to reimagine therapeutics and their delivery. By creating innovative smart pills designed for targeted drug delivery to the GI tract and systemic, needle-free delivery of biotherapeutics, we are developing therapies intended to improve patients’ lives.

Our Corporate Information

We were incorporated in Delaware in January 2012 under the name Ascendant MDx, Inc., and we later changed our name in August 2013 to Progenity, Inc. We subsequently changed our name in April 2022 to Biora Therapeutics, Inc. Through our predecessor, Ascendant MDx, a California corporation, we commenced our operations in 2010.

Our principal executive offices are located at 4330 La Jolla Village Drive, Suite 300, San Diego, CA 92122, and our telephone number is (833) 727-2841. Our website is www.www.bioratherapeutics.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING

Common stock offered by this prospectus supplement:	5,454,548 shares of common stock.

Offering price:	$1.10 per share of common stock.

Common stock to be outstanding after this offering:	33,292,111 shares.

Concurrent private placement:	In a concurrent private placement, we are also issuing to investors Warrants to purchase an additional 100% of the number of shares of common stock purchased in this offering. Each Warrant will be exercisable on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the Warrants at an exercise price of $1.10 per share and will have a term of five years from the date of stockholder approval. The Warrants and the Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part nor are such Warrants and Warrant Shares being offered pursuant to this prospectus supplement and base prospectus and are being offered pursuant to an exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Warrants are not and will not be listed for trading on any national securities exchange. Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

Use of proceeds	We intend to use the net proceeds from this offering to support our operations, complete our ongoing BT-600 clinical trial, make further investments in the development of our oral biotherapeutics platforms, and for working capital and general corporate purposes.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and of the accompanying prospectus and our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, incorporated by reference herein, for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq symbol	Our common stock is listed on Nasdaq under the symbol “BIOR.”

The number of shares of common stock to be outstanding after this offering is based on 27,837,563 shares of common stock outstanding as of December 31, 2023 and excludes the following, in each case as of December 31, 2023 (unless otherwise noted):

•

763,012 shares of our common stock issuable upon the exercise of stock options outstanding under our 2011 Incentive Stock Plan (the “2011 Plan”), Second Amended and Restated 2012 Stock Plan (the “2012 Plan”), 2015 Consultant Stock Plan (the “2015 Plan”), Fourth Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”), and 2021 Inducement Plan (the “2021 Inducement Plan”), at a weighted-average exercise price of $36.23 per share;

•	2,537,357 shares of our common stock issuable upon the settlement of restricted stock units outstanding;

•

3,366,100 shares of our common stock reserved for future issuance pursuant to (i) future awards under our 2018 Plan, as well as any automatic increase in the number of shares of common stock reserved for future issuance under this plan and (ii) future awards under our 2021 Inducement Plan;

•

71,450 shares of our common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan (the “2020 ESPP”), as well as any automatic increase in the number of shares of common stock reserved for future issuance under this plan;

•	7,399,226 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $0.001 per share;

•	7,352,941 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $1.36 per share;

•	826,816 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $1.87 per share;

•	698,107 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $1.93 per share;

•	16,634,507 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $3.01 per share;

•	5,084,613 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $5.00 per share;

•	3,018,868 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $5.05 per share;

•	5,039,236 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $5.50 per share;

•	1,899,032 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $8.22 per share;

•	452,635 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $25.00 per share;

•	69,930 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $171.50 per share;

•	2,000,000 shares of our common stock issuable upon the exercise of warrants issued subsequent to December 31, 2023, at an exercise price of $2.75 per share;

•	2,591,662 shares sold pursuant to our At Market Issuance Sales Agreement with B. Riley Securities, Inc., BTIG, LLC, and H.C. Wainwright & Co. LLC subsequent to December 31, 2023; and

•

26,332,126 shares of our common stock issuable upon the conversion of outstanding convertible notes (excluding shares of common stock issuable upon conversion of any convertible notes issued subsequent to December 31, 2023).

Except as otherwise indicated, the Warrants have been excluded from the above calculation.

RISK FACTORS

Investing in our shares of common stock involves a high degree of risk. Before investing in our securities, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement or incorporated by reference in this prospectus supplement, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety. If any of the risks incorporated by reference herein or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

The offering price was set by our board of directors (the “Board”) and does not necessarily indicate the actual or market value of our common stock.

Our Board approved the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our certificate of incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the common stock.

Because the offering price of our common stock is substantially higher than the net tangible book value per share of our outstanding common stock following this offering, new investors will experience immediate and substantial dilution.

The offering price of our common stock is substantially higher than the net tangible book value per share of our common stock immediately following this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our common stock you will experience immediate and substantial dilution. See the section of this prospectus supplement entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Substantial future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

Future issuances of our common stock or our other equity securities could further depress the market for our common stock. We expect to continue incurring costs associated with research and development with respect to our therapeutic delivery platforms, and general and administrative costs associated with our operations, and to satisfy our funding requirements, we may need to sell additional equity securities. The sale or the proposed sale of substantial amounts of our common stock or our other equity securities may adversely affect the market price of our common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New equity securities issued may have greater rights, preferences or privileges than our existing common stock.

We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

We may fail to qualify for continued listing on Nasdaq, which could make it more difficult for our stockholders to sell their shares.

We are required to satisfy the continued listing requirements of Nasdaq to maintain such listing, including, among other things, the maintenance of a market value of our common stock of at least $50 million.

For example, on December 11, 2023, we received formal notice from Nasdaq indicating that we no longer satisfy the $50 million market value of listed securities requirement for continued listing on Nasdaq (the “MVLS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we will have 180 calendar days, or until June 10, 2024 (the “Compliance Date”), to regain compliance with the MVLS Rule. To regain compliance with the MVLS Rule, our MVLS must equal or exceed $50 million for a minimum of ten consecutive business days at any time prior to the Compliance Date. If we regain compliance with the MVLS Rule, Nasdaq will provide us with written confirmation and will close the matter.

If we do not regain compliance with the MVLS Rule by the Compliance Date, we will receive written notification that our securities are subject to delisting. At that time, we may appeal the delisting determination to a Hearings Panel or we may be eligible to transfer the listing of our securities to The Nasdaq Capital Market (provided that we then satisfy the requirements for continued listing on that market).

There can be no assurance that we will be able to regain compliance with Nasdaq’s continued listing requirements. If our stock price does not increase or if we are unable to raise additional funds, and if our market capitalization does not meet the minimum standards, we may not be able to meet the standards for continued listing on Nasdaq within the compliance period. In the event that we do not regain compliance with the Nasdaq Listing Rules, we expect to receive written notification that our common stock is subject to delisting. If our common stock is delisted by Nasdaq, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our common stock;

•	an adverse effect on the market price of our common stock;

•	loss of confidence from stakeholders, employees, and potential business partners;

•	reduced liquidity with respect to our common stock;

•

a determination that our shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent shares, and which may limit demand for our common stock among certain investors;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may not receive additional funds from the exercise of the Warrants sold in the concurrent private placement.

In certain limited circumstances, each Warrant sold in the concurrent private placement may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of Warrants or if the Warrants are not exercised at all.

You may experience further dilution if we issue additional equity securities in future transactions, including in any raising of additional capital or restructuring of our indebtedness under the Notes.

To raise additional capital or to restructure our indebtedness under the Notes or otherwise, we may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may issue shares or other securities in any other transaction at a price per share that is less than the price per share paid by investors in this offering, and investors acquiring shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we issue additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Further, the exercise of outstanding stock options and warrants or other securities convertible into or exercisable for shares of our common stock may result in further dilution of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes forward-looking statements that involve a number of risks, uncertainties and assumptions. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” “target,” “forecast,” or “opportunity,” the negative of these words or other similar words. Similarly, statements that describe our plans, strategies, intentions, expectations, objectives, goals or prospects and other statements that are not historical facts are also forward-looking statements. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Readers of this prospectus supplement are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the time this prospectus supplement was filed with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, without limitation, the risk factors identified below and those discussed in the section titled “Risk Factors” and elsewhere and incorporated by reference in this prospectus supplement and the accompanying prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Any forward-looking statements in this prospectus supplement reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements.

This prospectus supplement and the accompanying prospectus also contain or incorporate by reference estimates, projections, and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering shares of our common stock in this offering. See “Description of Securities” in our prospectus for more information regarding our shares of common stock.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our common in this offering will be approximately $5.2 million, after deducting the placement agent fees and estimated offering expenses payable by us and excluding any proceeds we may receive upon exercise of the Warrants being offered in the concurrent private placement.

We intend to use the net proceeds of the offering to support our operations, complete our ongoing BT-600 clinical trial, make further investments in the development of our oral biotherapeutics platforms, and for working capital and general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the shares of our common stock offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share of our common stock and the as-adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of December 31, 2023 was approximately $(107.6) million, or $(3.86) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2023.

After giving effect to the issuance and sale in this offering of 5,454,548 shares of our common stock at a price per share of $1.10 and after deducting placement agent fees and estimated offering expenses payable by us, our as-adjusted net tangible book value as of December 31, 2023 would have been $(102.3) million, or approximately $(3.07) per share of our common stock. This represents an immediate increase in net tangible book value of $0.79 per share of our common stock to our existing stockholders and an immediate dilution of $4.17 per share to purchasers of common stock in this offering, as illustrated in the following table:

Offering price per share		$1.10
Historical net tangible book value per share as of December 31, 2023	$(3.86)
Increase in as-adjusted net tangible book value per share attributable to this offering	0.79
As-adjusted net tangible book value per share after this offering		(3.07)
Dilution per share to purchasers of common stock in this offering		$4.17

The foregoing calculations are based on 27,837,563 shares of common stock outstanding as of December 31, 2023 and exclude the following, in each case as of December 31, 2023 (unless otherwise noted):

•

763,012 shares of our common stock issuable upon the exercise of stock options outstanding under the 2011 Plan, the 2012 Plan, the 2015 Plan, the 2018 Plan, and the 2021 Inducement Plan, at a weighted-average exercise price of $36.23 per share;

•	2,537,357 shares of our common stock issuable upon the settlement of restricted stock units outstanding;

•

3,366,100 shares of our common stock reserved for future issuance pursuant to (i) future awards under our 2018 Plan, as well as any automatic increase in the number of shares of common stock reserved for future issuance under this plan and (ii) future awards under our 2021 Inducement Plan;

•

71,450 shares of our common stock reserved for future issuance under the 2020 ESPP, as well as any automatic increase in the number of shares of common stock reserved for future issuance under this plan;

•	7,399,226 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $0.001 per share;

•	7,352,941 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $1.36 per share;

•	826,816 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $1.87 per share;

•	698,107 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $1.93 per share;

•	16,634,507 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $3.01 per share;

•	5,084,613 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $5.00 per share;

•	3,018,868 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $5.05 per share;

•	5,039,236 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $5.50 per share;

•	1,899,032 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $8.22 per share;

•	452,635 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $25.00 per share;

•	69,930 shares of our common stock issuable upon the exercise of warrants, at an exercise price of $171.50 per share;

•	2,000,000 shares of our common stock issuable upon the exercise of warrants issued subsequent to December 31, 2023, at an exercise price of $2.75 per share;

•	2,591,662 shares sold pursuant to our At Market Issuance Sales Agreement with B. Riley Securities, Inc., BTIG, LLC, and H.C. Wainwright & Co. LLC subsequent to December 31, 2023; and

•

26,332,126 shares of our common stock issuable upon the conversion of outstanding convertible notes (excluding shares of common stock issuable upon conversion of any convertible notes issued subsequent to December 31, 2023).

Except as otherwise indicated, the Warrants have been excluded from the above calculation.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised under our equity incentive plans or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated February 26, 2024, we have engaged H.C. Wainwright & Co., LLC, (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering of securities pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement letter agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our securities in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement letter does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about April 3, 2024, subject to satisfaction of customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 6.0% of the aggregate gross proceeds from this offering. We will also pay the placement agent $25,000 for non-accountable expenses, up to $50,000 of legal counsel and other out-of-pocket expenses and up to $15,950 for closing costs. We estimate the total expenses payable by us for this offering will be approximately $0.8 million, which amount includes the placement agent’s fees and reimbursable expenses.

The placement agent shall also be entitled to the foregoing cash compensation with respect to certain investors brought over the wall by the placement agent during the term of the engagement letter that invest in any subsequent capital-raising transaction during the three-month period following the termination or expiration of the engagement letter.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the engagement letter agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. The placement agent acted as our underwriter in connection with the public offering we consummated in August 2021, as the placement agent for the registered direct offering we consummated in October 2021, as the placement agent for the registered direct offering we consummated in November 2022 and as the placement agent for the registered direct offering we consummated in June 2023, and currently acts as a sales agent in our “at-the-market” offering facility, for which it received compensation. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

PRIVATE PLACEMENT TRANSACTIONS AND WARRANTS

In a concurrent private placement, we are issuing to each of the investors in this offering a Warrant to purchase an additional 100% of the number of shares purchased in this offering. The aggregate number of shares of common stock exercisable pursuant to the Warrants is 5,454,548. The Warrants will be exercisable on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the Warrants at an exercise price of $1.10 per share, subject to adjustment, and will have a term of five years from the date of stockholder approval.

The exercise price and number of shares of common stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

The Warrants and the Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Warrants and the Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

After the exercise date of the Warrants, if and only if there is no effective registration statement registering the applicable shares of common stock, or no current prospectus available for such shares, the resale of the shares of common stock issuable upon exercise of the Warrants, the purchasers may exercise the Warrants by means of a “cashless exercise.”

All purchasers are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP, San Francisco, California will pass upon the validity of the shares of common stock and warrants offered hereby. Ellenoff Grossman & Schole LLP, New York, New York will act as counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of Biora Therapeutics, Inc. as of December 31, 2022 and December 31, 2021, and for each of the years in the two-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2022 consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at www.sec.gov, as well as at our website at www.bioratherapeutics.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below which have been filed by us:

•

Our Annual Report on Form 10-K for the year ended December 31, 2022 filed on March  30, 2023 (and any portions of our Definitive Proxy Statement on Schedule 14A filed on April 27, 2023 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 15, 2023, August 14, 2023 and November 13, 2023, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on January 1, 2023, January  12, 2023 January  20, 2023, April  7, 2023, June  8, 2023, June  14, 2023, June  15, 2023 September  19, 2023, October  6, 2023, October  11, 2023, October  13, 2023, December  1, 2023, December  15, 2023 December  18, 2023, January  16, 2024, March  11, 2024 and March 26, 2024; and

•

The description of our common stock contained in our registration statement on Form 8-A (File No. 001-39334) filed with the SEC on June 16, 2020, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus supplement is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents.

Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus supplement is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Biora Therapeutics, Inc., 4330 La Jolla Village Drive, Suite 300, San Diego, California 92122, Attention: Investor Relations, telephone: (855) 293-2639. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, you should not rely on any information that is not contained in this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

From time to time, we may issue, in one or more series or classes, up to $200,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units, at prices and on terms that we will determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our shares of common stock are listed on The Nasdaq Global Market under the symbol “PROG.” The last reported sale price of our common stock on The Nasdaq Global Market on July 28, 2021 was $2.45 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated August 6, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find Additional Information” and “Information Incorporated by Reference.”

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable prospectus supplement or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Unless the context otherwise requires, we use the terms “Progenity,” “company,” “we,” “us,” and “our” in this prospectus to refer to Progenity, Inc. and, where appropriate, our subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this prospectus and the information incorporated by reference in this prospectus, including statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to products and markets, and business trends and other information are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” “anticipate,” “target,” “forecast” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Forward-looking statements are not historical facts, and reflect our current views with respect to future events. Given the significant uncertainties, you should not place undue reliance on these forward-looking statements.

There are a number of risks, uncertainties, and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this prospectus and the information incorporated by reference in this prospectus. Such risks, uncertainties, and other factors include, among others, the following risks, uncertainties, and factors:

•	our ability to effectively implement the strategic transformation of our business;

•	the recent and ongoing COVID-19 pandemic;

•	our ability to develop and commercialize molecular testing products as well as innovate in the field of precision medicine;

•	the size and growth potential of the markets for our products and product candidates, and our ability to serve those markets;

•	the rate and degree of market acceptance and clinical utility of our products and product candidates, if approved;

•	coverage and reimbursement for our products and product candidates;

•	the performance of third parties in connection with the development of our products and product candidates, including third-party suppliers;

•	regulatory developments in the United States and foreign countries;

•	our ability to obtain and maintain regulatory approval or clearance of our products and product candidates on expected timelines;

•	our ability to improve and enhance our current products and product candidates;

•	our plans to research, develop, and commercialize new products and product candidates;

•	the development, regulatory approval, efficacy, and commercialization of competing products;

•	the outcome of pending investigations and legal proceedings;

•	the loss or retirement of key scientific or management personnel;

•	our ability to develop and maintain our corporate infrastructure, including maintaining effective internal control;

•	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•

our expectations regarding our ability to obtain and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; and

•	those risk factors identified in this prospectus and the documents incorporated by reference herein.

There may be other factors that cause our actual results to differ materially from the forward-looking statements expressed or implied in this prospectus and the information incorporated by reference in this prospectus, including factors disclosed in the sections entitled “Risk Factors” and elsewhere. You should evaluate all forward-looking statements made in this prospectus and the information incorporated by reference in this prospectus in the context of these risks and uncertainties.

We caution you that the risks, uncertainties and other factors referred to above and elsewhere in this prospectus and the information incorporated by reference in this prospectus may not contain all of the risks, uncertainties, and other factors that may affect our future results and operations. Moreover, new risks will emerge from time to time. It is not possible for our management to predict all risks. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected.

All forward-looking statements in this prospectus and the information incorporated by reference in this prospectus apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus and the information incorporated by reference in this prospectus. Except as required by law, we disclaim any intent to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

THE COMPANY

We are a biotechnology company innovating in the fields of gastrointestinal health and oral biotherapeutics. We apply a multi-omics approach, combining genomics, epigenomics, proteomics, and metabolomics, to the development of a suite of investigational ingestible devices and drug/device combinations designed to provide precise diagnostic sampling and drug delivery solutions. Our vision is to transform healthcare to become more precise and personal by improving the diagnoses of disease and improving patient outcomes through localized treatment with targeted therapies.

Corporate Information

We were incorporated in Delaware in January 2012 under the name Ascendant MDx, Inc., and we later changed our name in August 2013 to Progenity, Inc. Through our predecessor, Ascendant MDx, a California corporation, we commenced our operations in 2010.

Our principal executive offices are located at 4330 La Jolla Village Drive, Suite 200, San Diego, CA 92122, and our telephone number is (855) 293-2639. Our website is www.progenity.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and other subsequent filings made with the SEC, which are incorporated by reference into this prospectus.

The risks and uncertainties incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our securities could decline and you could lose all or part of your investment in our securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used to support our operations, to invest in our molecular testing research and development program, to invest in research and development with respect to our precision medicine platform, as well as for working capital and general corporate purposes. We may also use a portion of the proceeds to license, acquire or invest in new programs or for drug development activities related to such programs, however, we have no current commitments to do so. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.

Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

DIVIDEND POLICY

On March 6, 2019, our Board declared aggregate cash dividends of $4,500,000, which dividends were paid on March 20, 2019.

We have no present intention to pay cash dividends on our common stock or our preferred stock. Any determination to pay dividends to holders of our common stock or our preferred stock will be at the discretion of our Board and will depend on many factors, including our financial condition, results of operations, liquidity, earnings, projected capital, and other cash requirements, legal requirements, restrictions in the agreements governing any indebtedness we may enter into, business prospects and other factors that our Board deems relevant. In addition, any future credit agreement may contain, restrictions on payments of cash dividends.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The following is a summary of the material terms of our capital stock, as well as other material terms of certain provisions of Delaware law, our eighth amended and restated certificate of incorporation (as amended from time to time, our “certificate of incorporation”), and our amended and restated bylaws (as amended from time to time, our “bylaws”). This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and our bylaws. For more information on how you can obtain our certificate of incorporation and our bylaws, see the heading “Where You Can Find Additional Information.”

Our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

As of June 30, 2021, 78,357,754 shares of our common stock were issued and outstanding.

Common Stock

Our certificate of incorporation authorizes the issuance of up to 350,000,000 shares of our common stock. All outstanding shares of our common stock are validly issued, fully paid and nonassessable.

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, and our certificate of incorporation does not provide for cumulative voting in the election of directors. The holders of our common stock will receive ratably any dividends declared by our board of directors (“Board”) out of funds legally available therefor. In the event of our liquidation, dissolution, or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of or provision for any liabilities.

Registration Rights

We are party to a fourth amended and restated investors’ rights agreement which provides that certain holders of our common stock have certain registration rights described below. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable holders to sell these shares without restriction under the Securities Act when the registration statement is declared effective. We will pay all expenses related to any demand, piggyback, or Form S-3 registration described below, with the exception of underwriting discounts and commissions.

The registration rights described below will expire (i) five years after the completion of our initial public offering, (ii) with respect to any particular holder, at the time that such holder can sell all its registrable securities under Rule 144 or another similar exemption under the Securities Act without limitation during a three-month period without registration or (iii) upon termination of the fourth amended and restated investors’ rights agreement.

Demand Registration Rights

The holders of 50% or more of the registrable securities then outstanding may make a written request that we register all or a portion of their shares, subject to certain specified exceptions. Such request for registration must cover securities with an aggregate offering price, net of underwriting discounts and commissions, of at least $20,000,000. We will prepare and file a registration statement as requested, unless, in the good faith judgment of our Board, such registration would be seriously detrimental to the company and its stockholders and filing should be deferred. We may defer only once in any 12-month period, and such deferral shall not exceed 120 days after receipt of the request. In addition, we are not obligated to effect more than two of these registrations within any twelve 12-month period or if the holders’ proposed registered securities may be immediately registered on Form S-3.

Piggyback Registration Rights

Subject to certain specified exceptions, if we propose to register any of our securities under the Securities Act either for our own account or for the account of other stockholders, the holders of shares having registration rights are entitled to written notice and certain “piggyback” registration rights allowing them to include their shares in our registration statement. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, in their sole discretion, to limit the number of shares included in any such offering under certain circumstances, but not below 15% of the total amount of securities included in such offering, unless all other securities, other than our securities, are entirely excluded from the offering.

Form S-3 Registration Rights

At any time after we are qualified to file a registration statement on Form S-3, and subject to limitations and conditions, the holders of 50% or more of the registrable securities then outstanding are entitled to written notice of such registration and may make a written request that we prepare and file a registration statement on Form S-3 under the Securities Act covering their shares, so long as the aggregate price to the public, net of the underwriters’ discounts and commissions, is at least $10,000,000. We will prepare and file the Form S-3 registration as requested, unless, in the good faith judgment of our board of directors, such registration would be seriously detrimental to the company and its stockholders and filing should be deferred. We may defer only once in any 12-month period, and such deferral shall not exceed 120 days after receipt of the request. In addition, we are not obligated to prepare or file any of these registration statements (i) within 180 days after the effective date of a registration statement pursuant to demand or piggyback registration rights or (ii) if two of these registrations have been completed within any 12-month period.

Our Certificate of Incorporation and Our Bylaws

Special Meetings; Action by Written Consent

Under our certificate of incorporation, only a majority of the members of our Board then in office may be able to call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Under our certificate of incorporation, stockholders will be permitted to take action by written consent with respect to any matter that can be acted upon at a meeting of our stockholders for so long as Dr. Stylli, entities affiliated with Athyrium Capital Management, LP and entities affiliated with Andrew Midler collectively own more than 50% of our issued and outstanding common stock. In all other circumstances, our certificate of incorporation provides that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors that specify certain requirements as to the timing, form, and content of a stockholder’s notice. Business that may be conducted at an annual meeting of stockholders will be limited to those matters properly brought before the meeting. These provisions may make it more difficult for our stockholders to nominate directors at or bring other matters before our annual meeting.

Election and Removal of Directors

Directors will be elected by a plurality vote. Our Board has the exclusive right to increase or decrease the size of the Board and to fill vacancies on the Board. These provisions prevent stockholders from increasing the size of our Board and filling the resulting vacancies. Directors may be removed with or without cause with the approval of the holders of a majority of our outstanding common stock.

Issuance of Undesignated Preferred Stock

Under our certificate of incorporation, our Board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board. Depending on the rights and terms of any new series of preferred stock created, rights of existing stockholders could be negatively affected. The existence of authorized but unissued shares of preferred stock enables our Board to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

Delaware General Corporation Law Section 203

As a Delaware corporation, we are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a business combination specified in the statute with an interested stockholder (as defined in the statute) for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the Delaware General Corporation Law could also have the effect of delaying or preventing a change of control of us.

Exclusive Forum Selection Clause

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum to the fullest extent permitted by law for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty owed by any director, officer or other employee to us or our stockholders; (3) any action asserting a claim against us or any director or officer or other employee arising pursuant to the Delaware General Corporation Law; (4) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or bylaws; or (5) any other action asserting a claim that is governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or another state court or the federal court located within the State of Delaware if the Court of Chancery does not have or declines to accept jurisdiction), in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. In addition, our certificate of incorporation will provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act but the forum selection provisions will not apply to claims brought to enforce a duty or liability created by the Exchange Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors or officers.

Transfer Agent and Registrar

American Stock Transfer and Trust Company, LLC serves as the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “PROG.”

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. As of June 30, 2021, there were no shares of preferred stock issued and outstanding, and we have no current plans to issue any shares of preferred stock.

Debt Securities

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indenture, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated into this prospectus by reference. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find Additional Information” in this prospectus to find out how you can obtain a copy of those documents. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.

General

The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time; and

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;

•

the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

•

if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	Any collateral securing the performance of our obligations under the debt securities;

•	the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;

•

the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than United States dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•

whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

•

whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•

any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Neither the Delaware General Corporation Law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•

our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to Progenity or any restricted subsidiary of Progenity that is a significant subsidiary (as defined in the indenture).

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.

The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•

to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	to create a series and establish its terms;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;

•	to add a guarantor subsidiary in respect of any series of debt securities;

•	to secure any series of debt securities;

•	to add to the covenants of Progenity for the benefit of the holders or surrender any right or power conferred upon Progenity;

•	to appoint a successor trustee with respect to the securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to make any change that does not adversely affect the rights of holders; or

•	to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

The indenture will provide that we and the trustee may amend or supplement any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly amended, supplemented or waived, an amendment, supplement or waiver may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•

reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;

•

make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities of the relevant series;

•	release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;

•

make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse Against Others

The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Global Market or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our shares of common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Progenity, Inc. as of December 31, 2020 and December 31, 2019, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.progenity.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

1.

Our Annual Report on  Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021, including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2021;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021;

3.	Our Current Reports on Form 8-K, filed with the SEC on February 25, 2021, June 2, 2021, June 14, 2021, June 16, 2021 and June 30, 2021; and

4.

The description of our common stock contained in our Registration Statement on  Form 8-A filed with the SEC on June 16, 2020, as well as any subsequent amendments or reports filed for the purpose of updating such description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Progenity, Inc., 4330 La Jolla Village Drive, Suite 200, San Diego, CA 92122, telephone: (855) 293-2639. You also may access these filings on our website at www.progenity.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

5,454,548 Shares of Common Stock

Prospectus Supplement

H.C. Wainwright & Co.

March 31, 2024